UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 17, 2011

MeadWestvaco Corporation
(Exact name of registrant as specified in its charter)

DELAWARE	001-31215	31-1797999
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 South 5th Street, Richmond, Virginia 23219-0501
(Address of principal executive offices)

(804) 444-1000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[X] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

            On November 17, 2011, MeadWestvaco Corporation ( “MWV”) entered into definitive agreements with ACCO Brands Corporation (“ACCO”) and Monaco SpinCo Inc., a Delaware corporation and newly organized, wholly owned subsidiary of MWV (“Spinco”) pursuant to which, subject to the terms and conditions in the definitive agreements, (1) MWV will transfer its Consumer and Office Products business (the “Business”) to Spinco, (2) after which, MWV will spin off Spinco to its stockholders by distributing to MWV stockholders all of the issued and outstanding shares of Spinco held by MWV (the “Distribution”) and (3) immediately after the Distribution, Augusta Acquisition Sub, Inc., a wholly owned subsidiary of ACCO Brands Corporation (“Merger Sub”), will merge with and into Spinco (the “Merger”).  When the Merger is completed, Spinco (which at that time will hold the Business) will be a wholly owned subsidiary of ACCO.  Both the Distribution and Merger are expected to qualify as tax-free transactions, except to the extent that cash is paid to MWV stockholders in lieu of fractional shares in the Merger.  The transaction is expected to be completed in the first half of 2012.

            The definitive agreements entered into include (1) a Separation Agreement (the “Separation Agreement”), dated as of November 17, 2011, between MWV and Spinco, and (2) an Agreement and Plan of Merger (the “Merger Agreement”), dated as of November 17, 2011, among MWV, Spinco, ACCO, and Merger Sub.  In connection with the transactions, MWV, Spinco and ACCO have entered, or will enter into, additional agreements, including, among others:

•         an Employee Benefits Agreement, which will govern MWV’s, Spinco’s and ACCO’s obligations with respect to employment related matters and liabilities of employees of the Business after the Distribution and Merger;

•         a Tax Matters Agreement, which will govern MWV’s, Spinco’s and ACCO’s respective rights, responsibilities and obligations with respect to taxes, tax attributes, the preparation and filing of tax returns, the control of audits and other tax proceedings and assistance and cooperation in respect of tax matters, in each case related to tax matters of MWV and the Business after the Distribution and Merger; and

•         a Transition Services Agreement, pursuant to which MWV will, on a transitional basis, provide to Spinco certain support services and other assistance after the Distribution and Merger.

Separation Agreement

            The Separation Agreement identifies assets to be transferred, liabilities to be assumed and contracts to be assigned to each of MWV and Spinco as part of the separation of the Business from the other businesses of MWV (the “Separation”).  The Separation Agreement provides for when and how such transfers, assumptions and assignments will occur. In particular, the Separation Agreement provides, among other things, that, subject to the terms and conditions contained therein:

•         certain assets related primarily to the Business (the “Spinco Assets”) will be transferred to Spinco or one of its subsidiaries;

•         certain liabilities (including whether accrued, contingent or otherwise) arising out of or resulting from the Spinco Assets, and other liabilities related primarily to the Business (the “Spinco Liabilities”) will be transferred to Spinco or one of its subsidiaries;

•         all of the assets and liabilities (including whether accrued, contingent or otherwise) other than the Spinco Assets and Spinco Liabilities, and certain other liabilities that are specifically to be retained by MWV or its subsidiaries, will be retained by or transferred to MWV or one of its subsidiaries; and

•         certain shared contracts will be assigned or be appropriately amended.

            The Separation Agreement also sets forth other agreements between MWV and Spinco related to the Separation, including provisions concerning the termination and settlement of intercompany accounts, governmental approvals and third party consents and working capital adjustments.  The Separation Agreement also sets forth agreements that govern certain aspects of the relationship between MWV and Spinco after the Distribution, including provisions with respect to release of claims, indemnification, insurance, access to financial and other information, confidentiality, access to and provision of records and treatment of outstanding guarantees and similar credit support.

            The Separation Agreement governs the rights and obligations of MWV and Spinco regarding the planned Distribution.  Prior to the Distribution, MWV will receive from Spinco distributions of cash and debt instruments of Spinco with an aggregate value of $460 million (collectively, the “Special Dividend”).  MWV has entered into agreements giving it the right, under certain circumstances and subject to certain conditions, to deliver the Spinco debt instruments received in the Special Dividend in satisfaction of certain debt obligations that will be issued by MWV prior to the closing of the transaction (the “Exchange”).  In combination with the cash portion of the Special Dividend, the Exchange would result in MWV receiving $460 million in cash in connection with the Separation and Distribution.  The parties have obtained debt financing commitments that provide for the necessary funds to pay the Special Dividend contemplated by the Separation Agreement.

            On the date of the Distribution, MWV will distribute to its stockholders that hold MWV common shares as of the record date all of the issued and outstanding shares of Spinco Common Stock.  MWV stockholders will receive cash in lieu of any fractional shares.

            The Separation Agreement provides that the Separation and the Distribution are subject to the satisfaction or waiver of certain conditions, including among others the following conditions:

•         each of the parties to the Merger Agreement has irrevocably confirmed that each condition set forth in the Merger Agreement (other than the condition concerning the consummation of the Separation and the Distribution) (1) has been fulfilled, (2) will be fulfilled at the effective time of the Merger, or (3) is or has been waived by such party, as the case may be;

•         MWV has received a private letter ruling from the U.S. Internal Revenue Service substantially to the effect that, among other things, (1) the Separation and the Distribution, taken together, will qualify as a reorganization under Section 368(a)(1)(D) of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations promulgated thereunder, and (2) MWV will not recognize gain or loss for U.S. federal income tax purposes in connection with the receipt of the Spinco debt instruments described above or the consummation of the Exchange; and

•         MWV has received an opinion from its counsel to the effect that the Separation and the Distribution, taken together, will qualify as a reorganization under Section 368(a)(1)(D) of the Code, and the regulations promulgated thereunder.

            In addition, the Separation Agreement provides that MWV will not be obligated to effect the Distribution unless it has received the Special Dividend.

Merger Agreement

            The Merger Agreement provides that, immediately following the consummation of the Distribution, Merger Sub will merge with and into Spinco, with Spinco surviving the Merger as a wholly owned subsidiary of ACCO.  At the effective time of the Merger, each share of Spinco Common Stock (other than treasury shares) will be automatically converted into the right to receive a number of shares of ACCO Common Stock such that following consummation of the Merger, MWV stockholders receiving Spinco Common Stock in the Distribution will own 50.5% of ACCO (and ACCO stockholders will own 49.5% of ACCO).

            The Merger Agreement also provides that ACCO will increase the size of its board of directors by two members following the Merger, and that two persons selected by MWV and approved by a committee of the board of directors of ACCO will be appointed to fill these vacancies.

            Consummation of the Merger is subject to customary closing conditions, including, among others, (1) the consummation of the Distribution in accordance with the Separation Agreement and the private letter rulings and counsel opinions described above, (2) the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (3) the receipt of certain approvals or notices under the Competition Act (Canada) and, to the extent required, the Investment Canada Act (Canada), (4) the approval by ACCO’s stockholders of the issuance of shares of ACCO Common Stock in the Merger (the “ACCO Stockholder Approval”), (5) the receipt by MWV and Spinco of the private letter rulings and counsel opinion described above, (6) the receipt by MWV and Spinco, on the one hand, and ACCO, on the other hand, of an opinion from their respective counsel to the effect that the Merger will be treated as a reorganization within the meaning of Section 368(a) of the Code, and (7) the consummation of the Exchange.

            The Merger Agreement contains certain termination rights for both MWV and ACCO and further provides that, upon termination of the Merger Agreement under specified circumstances, certain termination fees may be payable.  The circumstances under which termination fees may be payable include:

•         (1) in the event an alternative transaction proposal with respect to ACCO is publicly made and not withdrawn prior to specified events, (2) the Merger Agreement is terminated under any of the following circumstances: (a) after a failure to obtain the approval by Company stockholders of the issuance of shares of Company Common Stock pursuant to the Merger, (b) the Merger has not been consummated on or before August 31, 2012 or (c) due to a breach or failure to perform by ACCO in any material respect any of its representations, warranties, covenants or other agreements contained in the Merger Agreement and, (3) an alternative transaction with respect to ACCO is entered into within twelve months of termination of the Merger Agreement, ACCO must pay MWV a termination fee of $15 million;

•         in the event the Merger Agreement is terminated following a change in recommendation by the ACCO Board of Directors that the stockholders of ACCO vote in favor of the issuance of ACCO Common Stock in the Merger, ACCO must pay MWV a termination fee of $15 million;

•         in the event that the Merger Agreement is terminated after a failure to obtain the approval by Company stockholders of the issuance of shares of Company Common Stock pursuant to the Merger, ACCO must reimburse MWV and Spinco for their expenses not to exceed $5 million;

•         in the event that the Merger Agreement is terminated because the Merger has not been consummated on or before August 31, 2012 and at the time of such termination MWV and Spinco have not obtained certain rulings from the Internal Revenue Service and other specified conditions are met, MWV must pay ACCO a termination fee of $7.5 million; and

•         in the event that the Merger Agreement is terminated because the Merger has not been consummated on or before August 31, 2012 and at the time of such termination the Exchange has not been consummated and other specified conditions are met, MWV must pay ACCO a termination fee of $20 million.

            The parties have made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants to conduct the businesses of Spinco and ACCO in the ordinary course between the execution of the Merger Agreement and the consummation of the Merger and not to engage in certain kinds of transactions during such period.  ACCO also covenants in the Merger Agreement (1) to cause a stockholder meeting to be held to obtain the ACCO stockholder approval, (2) not to solicit alternative transactions, (3) except under limited circumstances, not to enter into discussions concerning, or provide confidential information in connection with, alternative transactions, and (4) subject to certain exceptions, that its board of directors will recommend that the stockholders of ACCO vote in favor of the issuance of the ACCO Common Stock in the Merger.   MWV also covenants in the Merger Agreement (1) subject to certain exceptions, not to engage in the Consumer and Office Products business anywhere throughout the world for a period of three years after the Merger, and (2) subject to certain exceptions, not to solicit to hire or hire, or enter into a consulting agreement with, any employee of ACCO or Spinco who has a title of vice president or higher for a period of one year after the Merger.

            The foregoing descriptions of the Separation Agreement and the Merger Agreement and the transactions contemplated thereby do not purport to be complete and are qualified in their entirety by reference to such agreements which are filed as Exhibit 2.1 and Exhibit 10.1 hereto and are incorporated herein by reference.

            The Separation Agreement, Merger Agreement and the above description of the Separation Agreement and Merger Agreement have been included to provide investors and security holders with information regarding the terms of the Separation Agreement and the Merger Agreement.  They are not intended to provide any other factual information about MWV, ACCO, Merger Sub, Spinco, their respective subsidiaries and affiliates, or the Consumer & Office Products business.  The Merger Agreement contains representations and warranties of MWV solely for the benefit of the ACCO and representations and warranties of ACCO and Merger Sub solely for the benefit of MWV and Spinco.  The assertions embodied in those representations and warranties are qualified by information in confidential disclosure letters that the parties have exchanged in connection with signing the Merger Agreement as of a specific date. The disclosure letters contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement.  Moreover, the representations and warranties in the Merger Agreement were made solely for the benefit of the other parties to the Merger Agreement, respectively, and were used for the purpose of allocating risk among the respective parties.  Therefore, investors and security holders should not treat them as categorical statements of fact.  Moreover, these representations and warranties may apply standards of materiality in a way that is different from what may be material to investors and were made only as of the date of the Merger Agreement or such other date or dates as may be specified in the Merger Agreement and are subject to more recent developments.  Accordingly, investors and security holders should read the representations and warranties in the Merger Agreement not in isolation but only in conjunction with the other information about MWV and ACCO and their subsidiaries that the respective companies include in reports and statements they file with the U.S. Securities and Exchange Commission (the “SEC”).

Item 8.01 Other Events.

            On November 17, 2011, MWV issued a press release announcing the Distribution, the Merger, the Separation Agreement and the Merger Agreement. A copy of the press release is included herein as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1

Agreement and Plan of Merger, dated as of November 17, 2011 among MeadWestvaco Corporation, Monaco SpinCo Inc, ACCO Brands Corporation and Augusta Acquisition Sub, Inc. (incorporated by reference to the 8-K filed by ACCO Brands Corporation, dated November 22, 2011).

10.1

Separation Agreement, dated as of November 17, 2011 by and between MeadWestvaco Corporation and Monaco SpinCo Inc. (incorporated by reference to the 8-K filed by ACCO Brands Corporation, dated November 22, 2011).

99.1	Press Release of MeadWestvaco Corporation, dated November 17, 2011.

Forward-Looking Statements

Certain statements in this document are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors which may cause or contribute to actual results of company operations, or the performance or achievements of each company, or industry results, to differ materially from those expressed or implied by the forward-looking statements. In addition to any such risks, uncertainties and other factors discussed elsewhere herein, risks, uncertainties, and other factors that could cause or contribute to actual results differing materially from those expressed or implied for the forward-looking statements include, but are not limited to, (1) the occurrence of any event, change or other circumstance that could give rise to the termination of the Separation Agreement, the Merger Agreement and the related agreements; (2) the outcome of any legal proceedings that may be instituted against MWV and others following the announcement of the Separation Agreement and the Merger Agreement; (3) the inability to complete the Separation, the Distribution or the Merger due to the failure to obtain the ACCO stockholder approval or the failure to satisfy other conditions to the Separation, the Distribution or the Merger; (4) the failure of the parties to obtain the necessary financing arrangements set forth in the commitment letters received in connection with the transaction; (5) risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the transaction; and (6) other risk factors discussed in MWV’s Annual Report on Form 10-K for the year ended December 31, 2010, and in other filings made from time to time with the SEC. MeadWestvaco undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Investors are advised, however, to consult any further disclosures made on related subjects in MWV’s reports filed with the SEC.

Additional Information

            In connection with the proposed transaction, ACCO will file with the SEC a registration statement on Form S-4 with the SEC.  This registration statement will include a proxy statement of ACCO that also constitutes a prospectus of ACCO, and will be sent to the stockholders of ACCO and MWV.  Investors and security holders are urged to read the proxy statement/prospectus and any other relevant documents regarding the proposed transaction when they become available, because they will contain important information regarding MWV, Spinco, ACCO and the proposed business combination.  Stockholders and other persons may obtain a free copy of the proxy statement/prospectus, when available, as well as other filings containing information about ACCO, without charge, at the SEC’s website (http://www.sec.gov).  Stockholders and other persons may also obtain these documents, when available, without charge, from ACCO upon written request to ACCO Brands Corporation, Investor Relations, 300 Tower Parkway, Lincolnshire, Illinois 60069, or by calling (847) 484-3020.

            This communication is not a solicitation of a proxy from any security holder of ACCO.  MWV, ACCO and their respective directors, executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies from the stockholders of ACCO in favor of the issuance of the ACCO Common Stock in the transaction.  Information about MWV’s directors and executive officers is set forth in its proxy statement for its 2011 Annual Meeting of Stockholders and its Annual Report on Form 10-K for the year ended December 31, 2010.  Stockholders and other persons can obtain free copies of this document from MWV’s website.  Information about the directors and executive officers of ACCO may be found in its 2010 Annual Report on Form 10-K filed with the SEC on February 24, 2011, and its definitive proxy statement relating to its 2011 Annual Meeting of Stockholders filed with the SEC on April 4, 2011.

                                                            SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 22, 2011	MEADWESTVACO CORPORATION By: _/s/ John J. Carrara___ John J. Carrara Assistant Secretary and Associate General Counsel

MEADWESTVACO CORPORATION

Exhibit Index

Exhibit No.	Description
2.1

Agreement and Plan of Merger, dated as of November 17, 2011 among MeadWestvaco Corporation, Monaco SpinCo Inc, ACCO Brands Corporation and Augusta Acquisition Sub, Inc. (incorporated by reference to the 8-K filed by ACCO Brands Corporation, dated November 22, 2011).

10.1

Separation Agreement, dated as of November 17, 2011 by and between MeadWestvaco Corporation and Monaco SpinCo Inc. (incorporated by reference to the 8-K filed by ACCO Brands Corporation, dated November 22, 2011).

99.1	Press Release of MeadWestvaco Corporation, dated November 17, 2011.